Exhibit 10.2

EXECUTION VERSION

FORM OF ESCROW AGREEMENT

This Escrow Agreement (together with the Schedules hereto, this “Escrow Agreement”) is made as of the 22nd day of August, 2014, by and among Elroy Acquisition Company, LLC, a Delaware limited liability company (“Buyer”), Astrotech Corporation, a Washington corporation (“ASTC”) and Citibank, N.A. (the “Escrow Agent”).

WHEREAS, the above-named parties desire that ASTC and Buyer appoint Escrow Agent with the duties and responsibilities and upon the terms and conditions provided in Schedule A attached hereto and made apart hereof;

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
RIGHTS AND DUTIES OF ESCROW AGENT

Section 1.01         Rights and Duties of Escrow Agent. The above-named parties agree that the following provisions shall control with respect to the rights, duties, liabilities, privileges and immunities of the Escrow Agent:

(a)          The Escrow Agent shall neither be responsible for or under, nor chargeable with knowledge of, the terms and conditions of any other agreement, instrument or document executed between/among the parties hereto, except as may be specifically provided in Schedule A attached hereto. This Escrow Agreement sets forth all of the obligations of the Escrow Agent, and no additional obligations shall be implied from the terms of this Escrow Agreement or any other agreement, instrument or document.

(b)          The Escrow Agent may act in reliance upon any instructions, notice, certification, demand, consent, authorization, receipt, power of attorney or other writing delivered to it by any other party without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order. The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that such person has been properly authorized to do so.

(c)          Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for, and to indemnify and hold the Escrow Agent harmless against and with respect to, any and all loss, liability, damage or expense (including, but without limitation, attorneys' fees, costs and disbursements) that the Escrow Agent may suffer or incur in connection with this Escrow Agreement and its performance hereunder or in connection herewith, except to the extent such loss, liability, damage or expense arises from its willful misconduct or gross negligence as adjudicated by a court of competent jurisdiction. The Escrow Agent shall have the further right at any time and from time to time to charge, and reimburse itself from, the property held in escrow hereunder.

(d)          The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel. Each of the parties, jointly and severally, agrees to reimburse the Escrow Agent on demand for such legal fees, disbursements and expenses and in addition, the Escrow Agent shall have the right to reimburse itself for such fees, disbursements and expenses from the property held in escrow hereunder.

(e)          The Escrow Agent shall be under no duty to give the property held in escrow by it hereunder any greater degree of care than it gives its own similar property.

(f)          The Escrow Agent shall invest the property held in escrow in such a manner as directed in Schedule A attached hereto, which may include deposits in Citibank and mutual funds advised, serviced or made available by Citibank or its affiliates even though Citibank or its affiliates may receive a benefit or profit therefrom. The Escrow Agent and any of its affiliates are authorized to act as counterparty, principal, agent, broker or dealer while purchasing or selling investments as specified herein. The Escrow Agent and its affiliates are authorized to receive, directly or indirectly, fees or other profits or benefits for each service, task or function performed, in addition to any fees as specified in Schedule B attached hereto, without any requirement for special accounting related thereto.

The parties to this Escrow Agreement acknowledge that non-deposit investment products are not obligations of, or guaranteed, by Citibank/Citigroup nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested. Only deposits in the United States are subject to FDIC insurance.

(g)          The Escrow Agent shall have no obligation to invest or reinvest the property held in escrow if all or a portion of such property is deposited with the Escrow Agent after 11:00 AM Eastern Time on the day of deposit. Instructions to invest or reinvest that are received after 11:00 AM Eastern Time will be treated as if received on the following business day in New York. The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to distribute amounts from the escrow property pursuant to the terms of this Escrow Agreement. Requests or instructions received after 11:00 AM Eastern Time by the Escrow Agent to liquidate all or any portion of the escrowed property will be treated as if received on the following business day in New York. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the escrowed property, as applicable, provided that the Escrow Agent has made such investment, reinvestment or liquidation of the escrowed property in accordance with the terms, and subject to the conditions of this Escrow Agreement.

(h)          In the event of any disagreement between/among any of the parties to this Escrow Agreement, or between/among them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the Escrow, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after 30 calendar days’ notice to the other parties of its intention to do so, to file an action in interpleader requiring the parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

(i)          The Escrow Agent is authorized, for any securities at any time held hereunder, to register such securities in the name of its nominee(s) or the nominees of any securities depository, and such nominee(s) may sign the name of any of the parties hereto to whom or to which such securities belong and guarantee such signature in order to transfer securities or certify ownership thereof to tax or other governmental authorities.

(j)          Notice to the parties shall be given as provided in Schedule A attached hereto.

ARTICLE II
INTEREST

Section 2.01         Interest. The Escrow Agent shall make payments of income earned on the escrowed property as provided in Schedule A attached hereto. Each such payee shall provide to the Escrow Agent an appropriate W-9 form for tax identification number certification or a W-8 form for non-resident alien certification. The Escrow Agent shall be responsible only for income reporting to the Internal Revenue Service with respect to income earned on the escrowed property.

ARTICLE III
RESIGNATION AND TERMINATION

Section 3.01         Resignation and Termination. The Escrow Agent may, in its sole discretion, resign and terminate its position hereunder at any time following 30 calendar days’ written notice to the parties to the Escrow Agreement herein. On the effective date of such resignation, the Escrow Agent shall deliver this Escrow Agreement together with any and all related instruments or documents to any successor escrow agent agreeable to the parties, subject to this Escrow Agreement herein. Buyer and ASTC may remove the Escrow Agent by furnishing to the Escrow Agent a joint written notice (signed by both Buyer and ASTC) along with payment of all fees and expenses to which the Escrow Agent is entitled through the date of removal. Such resignation or removal, as the case may be, shall be effective upon the appointment of a successor, and the Escrow Agent’s sole responsibility thereafter shall be to safely keep the Escrowed Funds and to deliver the same to a successor escrow agent as shall be appointed by Buyer and ASTC, as evidenced by a joint written notice with the Escrow Agent or in accordance with a court order. If a successor escrow agent has not been appointed prior to the expiration of 30 calendar days following the date of the notice of such resignation, the then acting Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief. Any such resulting appointment shall be binding upon all of the parties to this Escrow Agreement.

ARTICLE IV
FEES; INSTRUCTIONS

Section 4.01         Fees. The Escrow Agent shall receive the fees provided in Schedule B attached hereto. In the event that such fees are not paid to the Escrow Agent within 30 calendar days of presentment to the party responsible for such fees as set forth in said Schedule B, then the Escrow Agent may pay itself such fees from the property held in escrow hereunder. Once fees have been paid, no recapture or rebate will be made by the Escrow Agent.

Section 4.02         Instructions to Escrow Agent. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call back to the person or persons designated in Schedule A attached hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. To assure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties agree to notify the Escrow Agent of any errors, delays or other problems within 30 calendar days after receiving notification that a transaction has been executed. If it is determined that the transaction was delayed or erroneously executed as a result of the Escrow Agent’s error, the Escrow Agent's sole obligation is to pay or refund such amounts as may be required by applicable law. In no event shall the Escrow Agent be responsible for any incidental or consequential damages or expenses in connection with the instruction. Any claim for interest payable will be at the Escrow Agent's published savings account rate in effect in New York, New York.

ARTICLE V
MISCELLANEOUS

Section 5.01         Amendments. Any modification of this Escrow Agreement or any additional obligations assumed by any party hereto shall be binding only if evidenced by a writing signed by each of the parties hereto.

Section 5.02         Governing Law; Jurisdiction. This Escrow Agreement shall be governed by the law of the State of New York in all respects. The parties hereto irrevocably and unconditionally submit to the jurisdiction of a federal or state court located in the Borough of Manhattan, City, County and State of New York, in connection with any proceedings commenced regarding this Escrow Agreement, including but not limited to, any interpleader proceeding or proceeding for the appointment of a successor escrow agent the Escrow Agent may commence pursuant to this Escrow Agreement, and all parties irrevocably submit to the jurisdiction of such courts for the determination of all issues in such proceedings, without regard to any principles of conflicts of laws, and irrevocably waive any objection to venue of inconvenient forum.

Section 5.03         Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which counterparts shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Escrow Agreement. Facsimile signatures on counterparts of this Escrow Agreement shall be deemed original signatures with all rights accruing thereto.

Section 5.04         Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder by reason of any occurrence beyond its control (including, but not limited to, any provision of any present or future law or regulation or any act of any governmental authority, any act of God or war or terrorism, or the unavailability of the Federal Reserve Bank wire services or any electronic communication facility).

Section 5.05         Publications. No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions “Citibank” by name or the rights, powers, or duties of the Escrow Agent under this Escrow Agreement shall be issued by any other parties hereto, or on such party’s behalf, without the prior written consent of the Escrow Agent.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

CITIBANK, N.A., as Escrow Agent

By:	/s/ William T. Lynch
Name: William T. Lynch
Title: Director

ELROY ACQUISITION COMPANY, LLC

By:	/s/ Susan E. Costlow
Name: Susan E. Costlow
Title: Vice President

ASTROTECH CORPORATION

By:	/s/ Thomas B. Pickens III
Name: Thomas B. Pickens III
Title: Chief Executive Officer

[Signature Page to Escrow Agreement]

SEC Shareholder Disclosure Rule 14b-2: SEC Rule 14b-2 directs us to contact you to request authorization to provide your name, address and share position with respect to the referenced account to requesting companies whose stock you have voting authority over. Under the Rule, we must make the disclosures for accounts opened after December 28, 1986, if requested, unless you specifically object to disclosure. Hence, failure to respond will be deemed consent to disclosure. Thank you for assisting us in complying with this SEC rule.

☐	Yes, we are authorized to release your name, address and share positions

☐	No, we are not authorized to release your name, address and share positions.

(Signature)	(Date)

Reference Account No.: ______________________

Citi Private Bank is a business of Citigroup Inc. (“Citigroup”), which provides its clients access to a broad array of products and services available through bank and non-bank affiliates of Citigroup. Not all products and services are provided by all affiliates or available at all locations.

Investment Products: •No Bank Guarantee •Not FDIC Insured •May Lose Value

Citigroup Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup Inc. and its affiliates. These materials are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Custody Services are provided by Citibank N.A.

Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.

© 2014 Citigroup Inc. All rights reserved.

Citibank, N.A. Member FDIC

SCHEDULE A

This “Schedule A” is the Schedule A referred to in that certain Escrow Agreement dated August 22, 2014 (the Escrow Agreement, including this schedule and any other schedules and/or exhibits attached hereto, all of the terms and conditions of which are incorporated herein by reference, in each case as amended and/or supplemented from time to time in accordance with the terms hereof, the “Escrow Agreement”) by and among Elroy Acquisition Company, LLC, a Delaware limited liability company (“Buyer”), Astrotech Corporation, a Washington corporation (“ASTC”), and Citibank, N.A. (the “Escrow Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, Lockheed Martin, Buyer, ASTC, ASO and AFH are parties to that certain Asset Purchase Agreement dated as of May 28, 2014 (the “Purchase Agreement”).

WHEREAS, upon execution hereof, Buyer will place the Escrow Amount into the Escrow Account (each term as hereinafter defined) pursuant to Section 2.04 of the Purchase Agreement.

WHEREAS, the Buyer and ASTC desire Escrow Agent to act as escrow agent as provided herein, and Escrow Agent is willing to so act.

I.                 Description of Transaction

Article I.            The parties hereto hereby appoint Citibank, N.A. as the escrow agent for the Escrowed Funds (as hereinafter defined) and direct Citibank, N.A., as the escrow agent, to open and maintain a separate escrow account (the “Escrow Account”), in each case upon the terms and conditions set forth in this Escrow Agreement. Citibank, N.A. hereby accepts such appointment as the escrow agent for the Escrowed Funds and agrees to open and maintain the Escrow Account and to act as the escrow agent for the Escrowed Funds, in each case upon the terms and conditions set forth in this Escrow Agreement.

Article II.

Promptly upon execution of this Escrow Agreement, Buyer shall deposit six million, one hundred thousand dollars ($6,100,000) (the “Escrow Amount”) via wire transfer of immediately available funds to the Escrow Account. The amount of all deposits in the Escrow Account minus any distributions therefrom hereunder are collectively referred to as the “Escrowed Funds”. The Escrow Agent shall have no duty to solicit the delivery of any property into the Escrow Account.

The Escrow Agent is not a party to any other provisions, covenants or agreements as may exist between the other parties hereto and shall not distribute or release the Escrowed Funds except in accordance with the express terms and conditions of this Escrow Agreement.

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II.               Investment Instructions

Unless otherwise instructed in writing by Buyer and ASTC, the Escrow Agent shall invest and reinvest the Escrowed Funds in a “noninterest-bearing transaction account” insured by the Federal Deposit Insurance Corporation to the applicable limits. The Escrowed Funds shall at all times remain available for distribution in accordance with Section III below.

The Escrow Agent is authorized to establish a noninterest-bearing transaction account for the Escrowed Funds and to transfer cash balances between the Escrow Account and its respective noninterest-bearing transaction account as necessary to facilitate transactions as contemplated by this Escrow Agreement. The parties hereto acknowledge that a monthly account statement will be issued for the noninterest-bearing transaction account in addition to the monthly account statement for the Escrow Account.

III.             Disbursement Instructions

The Escrow Agent shall retain the Escrowed Funds in the Escrow Account and shall not disburse the Escrowed Funds or any portion thereof except as follows:

(A) pursuant to joint written instructions signed by Buyer and ASTC instructing the Escrow Agent to release a portion or portions of the Escrowed Funds to such party or parties in such amount or amounts specified in such joint written instructions;

(B) pursuant to a certified copy of a final judgment of a court of competent jurisdiction directing that (i) a Buyer Indemnified Party shall be entitled to any Damages from any Seller Company pursuant to Article XI of the Purchase Agreement or (ii) any Seller Company is entitled to all or a portion of the Escrowed Funds pursuant to the terms of the Purchase Agreement, in each case of (i) and (ii), as to which the time for appeal of the judgment shall have expired and no appeal shall be pending;

(C) within three (3) Business Days after the 18-month anniversary of this Agreement (the period from the date of this Agreement to such 18-month anniversary, the “Claims Period”), the Escrow Agent shall release to ASTC the then-remaining Escrowed Funds minus any amounts in respect of any pending claims pursuant to Section IV below; or

(D)  as provided in Section IV below.

IV.              Claims Against the Escrow Account

(A)  Buyer may deliver a certificate signed by Buyer (the “Notice of Claim”) to the Escrow Agent on or before the last day of the Claims Period, with contemporaneous delivery to ASTC.  The Notice of Claim shall contain the Claim Notice required by Section 11.03 of the Purchase Agreement.

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No delay in providing such Notice of Claim within the Claims Period shall affect any Buyer Indemnified Party’s rights hereunder or under the Purchase Agreement, unless (and then only to the extent that) the Seller Companies are prejudiced thereby.

(B)  Following a Final Determination, Buyer and ASTC shall deliver written notice to the Escrow Agent instructing the Escrow Agent to distribute some or all of the Escrow Fund in accordance with the terms of such Final Determination.

V.              Termination of the Escrow Account

This Escrow Agreement, the duties of the Escrow Agent and the Escrow Account shall automatically terminate upon the payment in full by the Escrow Agent of the Escrowed Funds as directed herein.

VI.             Notices

Any notice or other communication required or permitted to be delivered to any party under this Escrow Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties):

If to Buyer:
Name:	Lockheed Martin Corporation
Address:	6801 Rockledge Drive Bethesda, Maryland 20817

Attn:	Senior Vice President, General Counsel and Corporate Secretary
Telephone:	301-897-6697
Facsimile:	301-897-6013

With a copy to:
Name:	Hogan Lovells US LLP
Address:	100 International Drive, Suite 2000
Baltimore, Maryland 21202

Attn:	David A. Gibbons
Telephone:	410-659-2767
Facsimile:	410-659-2701

If to ASTC:
Name:	Astrotech Corporation
Address:	401 Congress Avenue, Suite 1650

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Austin, Texas 78701

Attn:	Thomas B. Pickens III, Chief Executive Officer
Email:	tpickens@astrotechcorp.com

With a copy to:
Name:	Sheppard Mullin Richter & Hampton LLP
Address:	30 Rockefeller Plaza New York, New York 10112-0015

Attn:	John R. Hempill
Telephone:	212-634-3073
Facsimile:	212-655-1713

If to the Escrow Agent
Name:	Citibank, N.A.
Address:	Citi Private Bank
153 East 53rd Street, 21st Floor
New York, New York 10022

Attn:	William T. Lynch, Director
Telephone:	212-783-7108
Facsimile:	212-783-7131

VII.            Account Statements and Advices

Unless instructed otherwise in writing by the party in question, the Escrow Agent shall prepare monthly account statements for the Escrow Account and deliver such statements to all parties listed in Section VI above. All such parties shall also receive advices for all transactions in the Escrow Account as any such transactions occur.

VIII.           Authorized Persons of ASTC and the Buyer

The Escrow Agent shall be authorized to take instructions jointly from each of the individuals listed on the Certificates of Incumbency attached to the Escrow Agreement as Schedule C (or any successors of such individuals who have assumed the positions of the individuals listed in Schedule C) from on behalf of ASTC and Buyer with respect to the Escrowed Funds. The persons listed on Schedule C shall also be the designated callback authorized individuals of ASTC and Buyer, respectively, to be notified by the Escrow Agent, upon the release of all or a portion of the Escrowed Funds from the Escrow Account.

IX.              Certificate of Incumbency

A Certificate of Incumbency for each of ASTC and Buyer shall be provided to the Escrow Agent upon execution of this Escrow Agreement.

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X.               Fee Information

ASTC and Buyer shall each be responsible for, and agrees to promptly pay the Escrow Agent, upon request from the Escrow Agent, 50% of Escrow Agent’s compensation as set forth on Schedule B to the Escrow Agreement for its services as escrow agent hereunder, and to reimburse the Escrow Agent for all costs and expenses in connection with the performance of its duties and obligations hereunder, including reasonable attorneys’ fees incurred by the Escrow Agent.

XI.              Tax Information

The party to whom any interest is paid shall be responsible for, and the taxpayer on all taxes due on, the interest or income earned on the Escrowed Funds for the calendar year in which such interest or income is earned. A W-9 for each party signing the Escrow Agreement shall be provided to the Escrow Agent upon execution of this Escrow Agreement.

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SCHEDULE B

ESCROW AGENT FEE SCHEDULE

Prepared for:

Project Elroy Escrow Account,

Citibank, N.A., Escrow Agent

Acceptance Fee

To cover the acceptance of the Escrow Agency appointment, the study of the Escrow Agreement, and supporting documents submitted in connection with the execution and delivery thereof, and communication with other members of the working group:

WAIVED

Administration Fee

To cover maintenance of the Escrow Account including safekeeping of assets in the escrow account, normal administrative functions of the Escrow Agent, including maintenance of the Escrow Agent’s records, follow-up of the Escrow Agreement’s provisions, and any other safekeeping duties required by the Escrow Agent under the terms of the Escrow Agreement.

WAIVED

Contingent upon the Escrowed Funds being deposited in a noninterest-bearing transaction deposit account insured by the Federal Deposit Insurance Corporation (“FDIC”) up to the applicable limits.

1099 Tax Preparation Fee

To cover preparation of Forms 1099-INT for either escrow parties for each calendar year:

WAIVED

Transaction Fees

To oversee all required disbursements from escrow account, including disbursements to the escrow parties, fees associated with postage and overnight delivery charges incurred by the Escrow Agent as required under the terms and conditions of the Escrow Agreement:

WAIVED

Legal Fees

At Cost, when applicable.

If applicable, legal fees associated with the review of the Escrow Agreement by Escrow Agent’s external counsel will be forwarded to the party responsible for payment of Escrow Agents fees and expenses as established in the Escrow Agreement.

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Other Fees

$2,500 per amendment, when necessary

Date Submitted:             May 28, 2014

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SCHEDULE C

CERTIFICATES OF INCUMBENCY

(Attached)

ASTROTECH CORPORATION

INCUMBENCY CERTIFICATE

I, VINCENT GOMEZ do hereby certify that I am the duly elected, qualified and acting CONTROLLER of ASTROTECH CORPORATION, a Washington corporation (the "Company"). I further certify that the persons listed below (the “Designees”) are authorized individually by the Company to execute agreements and provide written funds transfer instructions, investment instructions, and all other notices, instructions, requests and communications in connection with the Escrow Agreement between Citibank, N.A. as Escrow Agent, the Company and Elroy Acquisition Company, LLC. The Designees hold the offices of the Company set forth opposite their names and the specimen of their signatures set forth below are true specimens thereof.

Name		Signature

Thomas B. Pickens III	Title: Chief Executive Officer	/s/Thomas B. Pickens III

Eric Stober	Title: Chief Financial Officer	/s/Eric Stober

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incumbency as of August 11, 2014.

/s/Vincent Gomez
Name: Vincent Gomez
Title: Corporate Controller

Call Back Authorized Individuals:

The below listed persons (must list at least two individuals) have been designated Call Back Authorized Individuals of ASTROTECH CORPORATION and will be notified by Citibank N.A. upon the release of Escrow Property from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name:	Telephone #:

Thomas B. Pickens III	Business Phone: (512) 485-9522

Eric Stober	Business Phone: (512) 485-9521

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ELROY ACQUISITION COMPANY, LLC

INCUMBENCY CERTIFICATE

I, Kathy L. Allen, do hereby certify that I am the duly elected, qualified and acting Assistant Secretary of ELROY ACQUISITION COMPANY, LLC, a Delaware limited liability company (the "Company"). I further certify that the persons listed below (the “Designees”) are authorized individually by the Company to execute agreements and provide written funds transfer instructions, investment instructions, and all other notices, instructions, requests and communications in connection with the Escrow Agreement dated August 22, 2014 between Citibank, N.A. as Escrow Agent, the Company and Astrotech. The Designees hold the offices of the Company set forth opposite their names and the specimen of their signatures set forth below are true specimens thereof.

Name		Signature

Susan E. Costlow	Title: Director, Corporate Development	/s/Susan E. Costlow

Rena Whitney	Title: Director, Global Treasury Operations	/s/Rena Whitney

Ramon Cordero	Title: Director Cash Management	/s/Ramon Cordero

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incumbency as of August 22, 2014.

/s/Kathy L. Allen
Name: Kathy L. Allen
Title: Assistant Secretary

Call Back Authorized Individuals:

The below listed persons (must list at least two individuals) have been designated Call Back Authorized Individuals of ASTROTECH CORPORATION and will be notified by Citibank N.A. upon the release of Escrow Property from the escrow account(s) unless an original “Standing or Predefined Instruction” letter is on file with the Escrow Agent.

Name:	Telephone #:

Susan E. Costlow	Business Phone: (301) 897-6359

Rena Whitney	Business Phone: (301) 897-6340

Ramon Cordero	Business Phone: (301) 897-6025

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